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                                                                    Exhibit 32.1


                                  CERTIFICATION


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Joseph Y. Liu, Chief Executive Officer of Oplink Communications, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-K for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the "ANNUAL REPORT") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.

IN WITNESS WHEREOF, the undersigned has set his hands hereto as of the 10th day of September, 2004.


/s/ Joseph Y. Liu
---------------------------------------------
Joseph Y. Liu
Chief Executive Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.